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                                  GROUND LEASE

     THIS GROUND LEASE (this "Lease"), is made as of the 13th day of August, 2001, by and between READING TERMINALS CORPORATION, a Pennsylvania corporation (the "Landlord") and COLUMBIA PROPANE CORPORATION, a Delaware corporation (the "Tenant"), and provides as follows:

                                    RECITALS

     A. Landlord is the fee owner of that certain real property containing approximately 15.067 acres located in Spring Township, Berks County, Commonwealth of Pennsylvania (the "Property") shown on that certain plat of survey dated July 13, 2000, prepared by Spotts, Stevens and McCoy, Inc., entitled "Preliminary Subdivision Plan," and attached hereto as EXHIBIT A (the "Survey").

     B. Landlord conducts a petroleum storage and distribution operation on a portion of the Property.

     C. Tenant conducts a propane storage and distribution operation on a portion of the Property.

     D. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord a portion of the Property on the terms and conditions set forth below.

                                   AGREEMENT

     NOW THEREFORE, for and in consideration of the mutual covenants contained and set forth herein, together with other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PREMISES. Landlord leases and demises to Tenant and Tenant takes and leases from Landlord, on an exclusive basis, that certain real property, shown as Lot 2 on the Survey containing approximately 5.664 acres, together with full and complete legal and physical access by means of existing roads and rights of way on a 24 hours per day, seven days per week basis and all appurtenances, rights, privileges and easements thereto (the "Premises").

2. PURPOSE. Tenant shall have the right to use and occupy the Premises for the operation of a propane storage and distribution facility and related uses and for no other purpose.

3. REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants the following to Tenant:

          (a) Landlord has full right and lawful authority to execute this Lease for the term, in the manner, and upon the conditions and provisions herein contained;

          (b) Landlord is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;


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          (c) Neither the execution of this Lease by Landlord nor the performance by Landlord of the terms hereof will conflict with or violate any other agreement or instrument or any writ, order or decree to which Landlord is a party or by which Landlord is bound; and

          (d) To the knowledge of Landlord, there is no litigation or other proceeding currently pending or threatened against Landlord or any owner, stockholder, partner or affiliate of Landlord or the Property which could adversely affect Landlord's ability to perform any of Landlord's obligations hereunder or Tenant's rights hereunder.

4 TERM. The term of this Lease shall be twenty (20) years, and shall commence on the date hereof (the "Commencement Date") and shall expire at midnight on the day preceding the twentieth anniversary of the Commencement Date (subject to the renewal rights described below) (the "Expiration Date") Tenant shall have the right to extend this Lease (the "Renewal Option"), on the same terms and rental set forth herein, for two additional terms of ten (10) years each (the "Renewal Lease Terms"), provided, however, such Renewal Option is contingent upon the following: (i) there is no Event of Default by Tenant at the time Tenant gives Landlord written notice of Tenant's intention to exercise the Renewal Option; and (ii) upon the Expiration Date or the expiration of any Renewal Lease Term, there is no Event of Default by Tenant. Tenant shall exercise each Renewal Option by giving Landlord written notice at least sixty (60) days prior to the Expiration Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said sixty-day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant's respective rights, duties and obligations shall be governed by the terms and conditions of the Lease. All references in this Lease to the term "Term" shall include any renewals thereof.

5 BASE RENT. Tenant covenants and agrees to pay to Landlord, without prior demand, rent in the total annual sum of Twelve Thousand and 00/100 Dollars ($12,000.00), payable in monthly installments of One Thousand and 00/100 Dollars ($1,000.00) each (the "Base Rent"). Base Rent for the first month shall be due on the Commencement Date. Base Rent for each month thereafter shall be due on the first day of each month. If the Commencement Date is on any day other than on the first day of the month, Base Rent for the first month shall be prorated according to the number of days during which the Tenant will occupy the Premises during such month. If the Term ends on a day other than the last day of a calendar month, Base Rent for the last month shall be prorated according to the total number of days during which the Tenant will occupy the Premises during such month.

     Rent shall be adjusted as of each anniversary date of this Lease. The increase in Rent each year shall be three (3%) percent based upon the Rent for the previous year.

     In the event that Tenant shall fail to pay any Base Rent within ten (10) days of the date when the same shall become due, Tenant shall be obligated to pay Landlord a late charge of five percent (5%) of the amount of any past due payment in addition to the payment then due, which late charge shall also be considered as Base Rent until paid.

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6.   OTHER COSTS. This Lease is an absolute net lease, which the parties intend to yield net to Landlord the rental provided for above. Tenant will pay all costs, expenses, and charges of every kind and nature relating to the Premises and improvements on it that may arise or become due during the Term. Tenant covenants to pay, among other things, all personal property taxes and assessments, sales, use and occupancy taxes, water and sewer rates, rents and charges, charges for public and private utilities, fees for governmental approvals, and all other governmental charges and fees (general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever) that may, during the Term, be imposed on, payable with respect to, or become a lien on the Premises, any present or future structural improvements or its appurtenances. In addition, Tenant covenants to pay to Landlord, its pro rata share of all real estate and similar taxes and assessments (including assessment for local or municipal improvements) levied on the land of the Property, as determined by dividing the acreage of the Premises by the acreage of the Property and multiplying the quotient by the total tax levied on the Property. Tenant's pro rata share is initially set at 37.6%. Tenant and Landlord shall work in good faith to determine an allocation between the parties (prior to the commencement of this Lease and from time to time as applicable) regarding real estate and similar taxes and assessment based on the improvements owned and/or operated by each party which are located on the Premises and elsewhere on the Property. Notwithstanding anything contained herein to the contrary, Tenant shall not be responsible for any kind or type of cost, expense or charge that does not relate to the Premises or Tenant's use of the Premises, including without limitation, any cost, expense or charge relating to the remainder of the Property, such as taxes, costs, expenses, or fees relating to improvements not located on the Premises or penalty and/or interest due to Landlord's late payment of same. Tenant may, at Tenant's expense, contest, in good faith, any such tax, or assessment or other governmental charge or other cost set forth in this Section; provided, that pending the outcome of such contest, Tenant shall make any payments required by this Section. Landlord agrees to reasonably cooperate with Tenant's efforts in each such contest.

7. OUTLET ENJOYMENT. Tenant, upon observing and keeping all covenants, agreements and conditions of this Lease on Tenant's part to be kept and observed, shall quietly have and enjoy the Premises throughout the Term (as the same may be extended), without hindrance or interference by Landlord or by anyone claiming by, from, through or under Landlord.

8. MAINTENANCE. During the Term of this Lease, Tenant covenants, at Tenant's cost and expense, (i) to substantially repair, maintain, amend and keep the Premises and all improvements now existing or hereafter built on the Premises in generally in good order and condition, except that Tenant shall have the right, in accordance with all applicable laws and regulations, to idle and mothball any tanks or equipment that it deems to be uneconomic to further maintain, and (ii) to keep the access roads, rights-of-way and pavement located on and serving the Premises free from snow and ice, maintain the parking areas located on and serving the Premises and perform all weeding, trimming, pruning, watering and mowing of grass and landscaped areas located on the Premises Landlord shall, at Landlord's cost and expense, repair and maintain all other access roads, rights of way and pavement located on the remainder of the Property (excluding the


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     Premises) in good order and condition and free from snow and ice and shall maintain parking areas and curbing located on the remainder of the Property and perform all weeding, trimming, pruning, watering and mowing of grass and landscaped areas located on the remainder of the Property.

9. UTILITIES AND SERVICES. Tenant shall provide and pay for all heat, electricity, air conditioning, telephone access, or any other facilities, utilities, or services, of any kind whatsoever, to or at the Premises or its improvements during the Term. All utilities supplied to the Premises for Tenant's use which are not separately metered as of the date hereof shall be separately metered at Tenant's expense.

10. IMPROVEMENTS. Tenant shall not have the right to make any improvements, alterations, renovations or additions to the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. All such work shall be performed and installed at Tenant's sole cost and expense in accordance with plans and specifications to be supplied by Tenant. Landlord and Tenant agree and acknowledge that title to the buildings, equipment and improvements on the Premises together with title to all additions, alterations, improvements or replacements are and will be in Tenant. Upon the expiration or other termination of this Lease, Tenant may remove its property and improvements, provided Tenant repairs, at the expense of Tenant, any damage caused by such removal and restores the Premises to a neat and clean condition with ground at grade, reasonable wear and tear, casualty damage and conditions required to be maintained by Landlord excepted. Tenant's failure to remove any of its property at the expiration or other termination of this Lease shall be deemed abandonment of such property and shall be deemed the property of Landlord without further action by either party and without cost to Tenant.

11. ASSIGNMENT. Tenant covenants that the Premises shall be used only for the purposes mentioned above. Tenant will not assign this Lease, license, sublet, mortgage or permit any other person to occupy the Premises, or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may, without obtaining the consent of Tenant, assign this Lease and its interest hereunder; provided, however, that Landlord shall cause its assignee to agree in writing to honor the terms and conditions of this Lease. Notwithstanding the foregoing, however, Tenant may assign this Lease to AmeriGas Propane, L.P., without Landlord's consent.

12. DEFAULT. The following events shall be deemed to be Events of Default by Tenant under this Lease.

     If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease, within five
     (5) business days after Landlord has given Tenant written notice of Tenant's failure to pay such amount due; (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty (30) days and Tenant does not within said thirty (30)

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     day period commence and thereafter with reasonable diligence completely cure the breach within a reasonable time after such notice, not to exceed an additional thirty (30) days after the end of the original thirty (30) day cure period; (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

     Upon the occurrence of an Event of Default by Tenant, in addition to any other lawful right or remedy which it may have, Landlord at its option may do the following: (i) terminate this Lease whereupon Tenant shall peacefully surrender the Premises to Landlord, and Landlord may re-enter and repossess the Premises by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant from the Premises; or (ii) recover from Tenant, on demand as and for liquidated and agreed final damages for Tenant's default, an amount equal to the balance of the Base Rent which would have been due and payable under this Lease following the date on which Landlord has retaken possession of the Demised Premises, less any Rent actually received by Landlord from the reletting of the Demised Premises for such time period.

     All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

     The failure of Landlord or Tenant to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

13. NUISANCE. Tenant covenants not to allow the Premises to be used for any illegal purpose and not to do (or suffer to be done) in or about the Premises any act or thing which may be a nuisance, annoyance, inconvenience or cause damage to Landlord or occupants of adjoining property.

14. INDEPENDENCE OF PARTIES. At no time during the Term of this Lease shall Landlord be deemed to be the joint employer of any of Tenant's employees, nor shall Tenant be deemed to be the joint employer of any of Landlord's employees. Each group of employees shall be separately supervised and paid by its respective employer. Neither party nor its employees shall be considered to be engaged in a joint enterprise, alliance, or partnership with the other party or its employees.


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15.  CONDITION UPON TERMINATION.  Upon the termination of this Lease, Tenant covenants to deliver to Landlord the Premises and all appurtenances thereto, peaceably and quietly, in as good order and condition as the same now are or may thereafter be placed by Tenant, normal wear and tear excepted.

16. DAMAGE BY FIRE OR CASUALTY. If the Premises shall be partially damaged by fire or other casualty insured under Tenant's insurance policies, and if Tenant's lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Tenant may, except as otherwise provided herein, promptly repair and restore those portions of the Premises necessary for the reasonable operation of Tenant's business and the beneficial use and enjoyment of the Premises by Tenant (or those portions of the improvements constructed by Tenant upon the Premises) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Tenant if by reason of such occurrence: (i) the Premises are rendered wholly untenantable; (ii) the Premises are damaged in whole or in part as a result of a risk which is not covered by Tenant's insurance policies; (iii) Tenant's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises are damaged in whole or in part during the last three (3) years of the Term; (v) the buildings and other improvements located upon the Premises are damaged to an extent of fifty percent (50%) or more of the fair market value thereof, or (vi) Tenant, in its sole discretion, determines that the Premises are not suitable for Tenant's business, then Tenant may, in its sole discretion, elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Landlord within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate immediately. Tenant shall vacate and surrender the Premises to Landlord within sixty (60) days after receipt of such notice of termination. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease immediately as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth. Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's improvements, and trade fixtures located upon the Premises to substantially that condition existing prior to their damage or destruction.

     If, by reason of such fire or other casualty, the Premises is rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the premises have been substantially repaired and restored to a tenantable condition, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of Tenant's business management.

17. CONDEMNATION. If the Premises, or any part thereof shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the Premises, in the reasonable opinion of Tenant, not reasonably


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suitable for occupancy, this Lease shall, at the option of Tenant, forthwith cease and terminate. If this Lease is not so terminated Rent hereunder shall be adjusted on an equitable basis considering the areas of the Premises taken and remaining.

18. COMPLIANCE WITH LAWS, ORDINANCES, ETC.

          (a) Throughout the term, Tenant shall, at Tenant's sole cost and expense, comply with all laws, statues, ordinances, orders, rules, regulations or requirements of any federal, state or municipal government, agency, department, commission, board or officer having jurisdiction, foreseen or unforeseen, which are applicable specifically to Tenant's particular method or manner of use of the Premises, or any part thereof.

          (b) Tenant shall have the right to contest, by appropriate proceedings diligently conducted in good faith the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Section, provided that the delay in conformance to or compliance with the same, attendant upon and pending the prosecution of such proceedings, shall not subject Landlord to any fine, penalty or criminal liability or render the Premises, or any part thereof, liable to, forfeiture or loss. Upon request by and at the cost of Tenant, Landlord shall execute and deliver any and all such documents or instruments and shall take any and all such other action as shall be legally necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement, or to facilitate the conduct of such contest by Tenant.

19. INDEMNIFICATION: INSURANCE

          (a) Indemnification: Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant's use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant, its employees, agents or contractors in or about the Premises or the Property, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence or willful misconduct of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant, and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon. Subject also to the foregoing, Landlord shall indemnify and hold Tenant harmless from and against any and all claims arising out of (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) any act or negligence of Landlord, or any officer, agent, employee, contractor or servant of Landlord, and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) and (ii) immediately above, or any action brought thereon.

          (b) Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the benefit of Landlord and Tenant, Commercial

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     General Liability Insurance (1986 ISO Form or its equivalent) with coverage for any one occurrence or claim not less than TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises and which shall insure the indemnity provisions contained herein. Such insurance shall name the Landlord as an additional insured. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property located in the Premises and any improvements constructed upon the Premises by Tenant.

     All such policies shall be non-assessable and shall contain language to the extent obtainable at standard rates that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord.

20 ESTOPPEL CERTIFICATES Tenant and Landlord agree that at any time and from time to time during the Term on this Lease, and within fifteen (15) days after receipt of written demand therefore by the other, Landlord and Tenant, as the case may be, shall execute and deliver to the party requesting same or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate in recordable form certifying that this Lease is in full force and effect, that the Lease is unmodified, or if modified stating any such modifications, the amount of rental payable hereunder, whether, to the actual knowledge of the signing party, the other party is in default, the dates to which all rentals have been paid and such other information as the parties or their mortgagees may reasonably request.

21 SUBORDINATION Tenant acknowledges that this Lease and Tenant's rights hereunder are subject and subordinate to any and all mortgages and other encumbrances now or hereafter placed upon the Premises or upon the Property, provided that Tenant, Landlord and all other applicable parties (including, without limitation, mortgagees) execute and deliver to each other within fifteen (15) days after receipt of a written demand, any instrument or instruments confirming the subordination and non-disturbance of this Lease to the lien and any further instrument or instruments of attornment that may be desired by Tenant, any such mortgagee or Landlord containing provisions, each to the effect that (i) so long as there is no uncured Event of Default under this Lease, Tenant will not be effected or disturbed by the mortgagee in the exercise of any of its rights under the mortgage or other security agreement; (ii) in the event the mortgagee comes into possession or ownership of the Premises by foreclosing or otherwise, Tenant's use, occupancy and quiet enjoyment of the Premises shall not be disturbed by any such proceedings; (iii) in the event the Demised Premises are sold or otherwise disposed of pursuant to any right or power contained in the mortgage or other security agreement, or the bond or note secured thereby, or as a result of the proceedings thereon, the purchaser shall take title subject to this Lease, and all of the rights of Tenant hereunder, and (iv) the agreement shall be binding upon Landlord, the mortgagee and their respective heirs, executors, administrators, successors and assigns.


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22.  HOLDOVER. Any holding over after the expiration of the Term shall be construed to create a tenancy from month to month at 150% of the rent herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions specified in this Lease as far as applicable.

23. NO WAIVERS. Tenant agrees that any failure of Landlord to insist upon strict observance of any covenant, condition or provision of this Lease shall not constitute or be deemed a waiver, at that time or thereafter, of such or any other covenant, condition or provision of this Lease.

24. ENTRY BY LANDLORD. Landlord shall have the right, subject to prior appointment during regular business hours, except in the event of an emergency, either itself or through its authorized agents, to enter the Premises (i) to inspect the Premises, and (ii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, subject to prior appointment and during regular business hours, either itself or through its authorized agents, to enter the Premises for inspection to show prospective tenants if within one hundred eighty (180) days prior to the Expiration Date (subject to Tenant's right to renew the Term) or the last day of any Renewal Lease Term. Tenant has not exercised its option to renew under this Lease. Landlord shall have the right to enter the Premises at any time in the event of an emergency.

25. ENTIRE AGREEMENT. Landlord and Tenant hereby declare that this Lease represents the final and complete agreement of the parties regarding the subject hereof and that: (i) no representation has been made to Tenant concerning the condition of the Premises (except as set forth herein), (ii) Tenant has inspected and examined the Premises and is entering into this Lease in reliance upon Tenant's own knowledge and information (except as set forth herein), (iii) Tenant has been informed that Landlord is not obligated to make any repairs to the Premises during the Term of this Lease, and (iv) no negotiations respecting repairs, including securing estimates for such repairs, shall in any way obligate Landlord to make the repairs or obligate Landlord for any damage for failure to make the same. Tenant agrees to take the Premises in an "as is" condition.

26. AMENDMENTS. It is agreed that no change shall be made in this Lease except by a writing signed by the parties hereto setting forth the terms of the agreed modification.

27. NOTICE. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows:

     to Landlord at:

                    Reading Terminals Corporation
                    P.O. Box 2621
                    Harrisburg, Pennsylvania 17105
                    Attention: John M. Arnold, President
                    Fax No. ________________________

     with a copy to:

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                    Brad J. Gunnison, Esquire
                    Buchanan Ingersoll, PC
                    213 Market Street, 3rd Floor
                    Harrisburg, Pennsylvania 17101
                    Fax No. ___________________


     or to Tenant at:


                    AmeriGas Propane, L.P.
                    460 N. Gulph Road
                    King of Prussia, PA 19406
                    Attn: Account Payable
                    Fax No. ___________________


     with a copy to:


                    AmeriGas Propane, L.P.
                    460 N. Gulph Road
                    King of Prussia, PA 19406
                    Attn: Vice President-Law
                    Fax No. ___________________


     Either Landlord or Tenant may change the place designated for the giving of such notice by written notice duly and timely to the other.

     Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or
     (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in section (ii) or (iii) above and written confirmation of receipt of transmission shall be provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.


28   ENVIRONMENTAL COMPLIANCE


          (a)  Definitions.

(i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media and into or on any portion of the Property or any part thereof so as to require remediation, cleanup or investigation under any applicable Environmental Law.

(ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances, and the like concerning protection of human health and/or the environment.

(iii) "Hazardous Substances" as used herein means any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. Sec. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et sec. ("RCRA")) and petroleum products and oil.

     (b) Compliance. Tenant warrants that all its activities in or on the Premises during the Term of this Lease will be conducted in material compliance with Environmental Laws Landlord warrants that it, the Property and the Premises are, to the best of Landlord's knowledge and belief and based on Landlord's reasonable inquiries and investigations, currently in compliance with all applicable Environmental Laws and that there are no pending or, to the best of Landlord's knowledge, threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Landlord or any predecessor of Landlord or against the Property or the Premises in connection with any Environmental Laws. Landlord warrants that all its activities on the Premises and Property during the Term of this Lease will be conducted in compliance with Environmental Laws.

     (c) Registrations. During the term of this Lease and all renewal terms, Tenant, at Tenant's sole cost and expense, shall obtain and at all times comply with the terms and conditions of all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Premises and shall comply with the terms and conditions of all such permits, licenses, approvals, notifications, and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained or, at the appropriate time, will obtain, all such permits, licenses or approvals and has made or, at the appropriate time, will make all notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operations of its business on the Premises.

     (d) Hazardous Substances. Except in compliance with all laws and/or regulations, during the term of this Lease and all Renewal Lease Terms, Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, and except in compliance with all laws, Landlord shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises or the Property. Except in compliance with all laws, Tenant shall not cause or permit the release of any Hazardous Substances into any environmental media such as air, water or land, or into or on the Premises, and except in compliance with all laws and/or regulations and the requirements of any insurance carrier insuring the Property or the Premises, Landlord shall not cause or permit the release of any Hazardous Substances into any environmental media such as air, water or land, or into or on the Property or the Premises. If any such release for which Tenant is responsible under this Section shall occur during the Term or any extension thereof, Tenant shall, at its sole cost and expense, (i) immediately take all necessary steps to contain, control and clean up such release and any associated Contamination, (ii) notify Landlord, and (ii) take any and all action which may be required by Environmental Laws and governmental agencies, and/or reasonably required by Landlord, unless the release or violation of Environmental Laws shall have been caused by any act, omission, negligence or willful misconduct of Landlord or its agents, employees, servants, contractors, licensees, tenants, invitees, successors or assigns, in which event Landlord shall be responsible for and shall pay all costs and expenses to remedy the same. Tenant shall under no circumstances whatsoever, except in compliance with all applicable laws, (iv) treat, store or dispose of any Hazardous Waste (as all such terms are defined by RCRA, and the regulations promulgated thereunder) within the Premises, (v) discharge Hazardous Substances into the storm system serving the Premises, or (vi) install any underground tank or underground piping on or under the Premises, other than as shall be reasonably required in the use and occupancy of the Premises (or in replacement of such existing underground storage tank or underground piping) and then only in full compliance with all Environmental Laws. If any such release for which Landlord is responsible under this Section shall occur during the Term or any extension thereof, Landlord shall, at its sole cost and expense, (vii) immediately take all necessary steps to contain, control and cleanup such release and any associated Contamination, (viii) notify Tenant, and (ix) take any and all action which may be required by Environmental Laws and governmental agencies and/or reasonably required by Tenant. In the event of any governmental or court order concerning Hazardous Substances on the Premises or the Property, except to the extent caused by Tenant or its employees, agents, contractors, servants, licensees, tenants, invitees, successors or assigns, or their respective agents, contractors, employees, servants, licensees, invitees, subtenants, successors or assigns, that precludes Tenant from reasonable operation of its business on the Premises, Tenant may cease operating and Rent shall be abated. If such governmental or court order is not resolved in such a manner that permits Tenant to resume reasonable operation of its business on the Premises within six (6) months of the date of the order, Tenant may terminate this Lease by giving Landlord fifteen (15) days written notice of its election to do so.

     (e) Indemnity

(i) Except to the extent the same has been made necessary solely by any act, omission, negligence or willful misconduct of Landlord or its employees, agents, contractors, servants, licensees, tenants, invitees, successors or assigns, or their respective agents, contractors, employees, servants, licensees, invitees, subtenants, successors or assigns, Tenant shall and hereby does indemnify, defend and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord, by reason of Tenant's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances
(whether accidental, intentional, or negligent) during the term of this Lease or any renewal term, by reason of Tenant's breach of any warranty or provision of this Section, or in any other way attributable to Tenant's use or occupancy of the Premises. Such expenses, losses and liabilities shall include, without limitation, (1) any and all reasonable expenses that Landlord may incur in complying with any Environmental Laws as a result of Tenant's failure to comply with the terms of this Lease; (2) any and all reasonable costs that Landlord may incur in studying or remedying any Contamination at or arising from the Premises during the Term;
(3) any and all reasonable costs that Landlord may incur in studying, removing, disposing of or otherwise addressing any Hazardous Substances that Tenant improperly stored, generated, handled, treated, transported or disposed of or failed to remove from the Premises; (4) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws, and (5) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease but only with regard to conditions or provisions which Tenant is obligated by this Lease to prevent, correct, or comply with during the Term of this Lease and any extensions thereof.

(ii) Except to the extent the same has been made necessary solely by any act, omission, negligence or willful misconduct of Tenant or its employees, agents, contractors or servants, Landlord shall and hereby does indemnify, defend and hold Tenant harmless from and against any and all expense, loss and liability suffered by Tenant by reason of Landlord's storage, generation, handling, treatment, transportation, disposal or arrangement for transportation or disposal of any Hazardous Substances or by reason of Landlord's breach of any warranty or of the provisions of this Section 26. Such expenses, losses and liabilities shall include, without limitation, (1) any and all reasonable expenses that Tenant may incur in complying with any Environmental Laws as a result of Landlord's failure to comply with the terms of this Lease, (2) any and all reasonable costs that Tenant may incur studying or remedying any Contamination at or arising from the Property, (3) any and all reasonable costs that Tenant may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances that Landlord improperly stored, generated, handled, treated, transported or disposed of or failed to remove from the Property; (4) any and all fines, penalties or other sanctions assessed upon Tenant by reason of Landlord failure to comply with Environmental Laws; and (5) any and all reasonable legal and professional fees and costs incurred by Tenant in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease but only with regard to conditions or provisions which Landlord is obligated by this Lease to prevent, correct or comply with during the Term of this Lease and any extensions thereof.

     (f) Landlord's Covenants. Landlord represents, warrants, covenants and agrees that Landlord shall give prompt notice to Tenant of any proceeding or inquiry by any governmental authority, any claim or any occurrence with respect to the presence of any Hazardous Substances on the Premises or the Property (or off site of the Premises that may reasonably be expected to affect the Premises) or related to any loss or injury that might result from any Hazardous Substances.

         (g) Tenant covenants that Tenant shall give prompt notice to Landlord of any proceeding or inquiry by any governmental authority, any claim or any occurrence with respect to the presence of any Hazardous Substances on the Premises or related to any loss or injury that might result from any Hazardous Substances.

29. COOPERATION. In order to ensure that this Lease complies with the Township of Spring Subdivision and Land Development Ordinance or any other applicable law, ordinance or regulation, now existing or hereafter enacted, affecting the Premises or the Property (the "Applicable Laws"), the parties agree to cooperate and act in good faith in order to partition the Property as proposed by the Survey by means of (a) preparing and filing the necessary condominium documents to create a commercial condominium containing a propane unit and a petroleum unit, (b) file the appropriate applications with the Township of Spring and obtain the approvals necessary to effectuate a subdivision of the Property, or (c) by such other method as is mutually agreeable to the parties, provided, that, any option elected by the parties provides that: (i) all documentation is in form and substance mutually agreeable to the parties, (ii) such documentation incorporates the business terms contemplated under this Lease, (iii) such method of partition does not violate the Applicable Laws, and (iv) Landlord determines in its sole discretion that such method will not materially and adversely affect the fair market value of the Property. Tenant shall pay all costs and expenses related to or arising out of such partition including, without limitation, attorneys' fees and other expenses actually incurred by Landlord in connection with the partition and Landlord's evaluation and analysis of each method of partition. In the effort to expedite the partition of the Property, Tenant shall, within five (5) days of the date this Lease is fully executed by the parties, provide to Landlord its analysis of what it considers the most efficient, cost effective method for partitioning the property. Landlord shall promptly review Tenant's analysis and either elect to proceed pursuant to Tenant's method of partition, or propose an alternate method. The parties shall work diligently and in good faith to reach agreement on a method of partition and to complete the partition process. If such a partition is not obtained within one (1) year of the Commencement Date, Landlord and Tenant shall negotiate, in good faith with each other, alternative arrangements for the continued use and operation of the Premises or take such other action acceptable to both parties.

30. SUCCESSORS AND ASSIGNS. All of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors and, if assigned in accordance with the provisions of this Lease, assigns.

31. EXECUTION. This Lease is not binding on either party until it is signed, acknowledged and delivered by or on behalf of each party.

32. MISCELLANEOUS. (a) General. This Lease shall be governed and construed under the laws of the Commonwealth of Pennsylvania without regard to the application of principles of conflicts of laws. Landlord and Tenant intend this Lease to be a valid and subsisting legal instrument, and agree that no provision of this Lease which may be deemed unenforceable shall in any way invalidate any other provision or provisions of this Lease, all of which shall remain in full force and effect. Time is of the essence under this Lease.

     (b) Counterparts. This Lease may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument. Notwithstanding any law or presumption to the contrary a telefaxed signature of either party shall be deemed valid and binding and admissible by either party against the other as if such signature were an original ink signature

     (c) No Broker. Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker or agent in connection with this Lease, and each shall indemnify and hold the other harmless from and against any and all costs, expenses (including reasonable attorneys' fees) and liabilities relating to any compensation, commissions or charges by any broker or agent with whom the indemnifying party has had or claims to have had any dealings.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

                          SIGNATURE PAGE TO FOLLOW

                         SIGNATURE PAGE TO GROUND LEASE

WITNESS the following signatures and seals:


                                                  LANDLORD:
                                                  READING TERMINALS CORPORATION,
                                                  a Pennsylvania corporation


                                                  By: Robert G. Bost
                                                      --------------------------
                                                  Its: Vice President
                                                       -------------------------

                                                  TENANT:

                                                  COLUMBIA PROPANE CORPORATION
                                                  a Delaware corporation

                                                  By: Mark A. Cleaves
                                                      --------------------------
                                                  Its: Vice President
                                                      --------------------------

                         SIGNATURE PAGE TO GROUND LEASE

WITNESS the following signatures and seals:


                                                  LANDLORD:
                                                  READING TERMINALS CORPORATION,
                                                  a Pennsylvania corporation


                                                  By:  Robert G. Bost
                                                       -------------------------
                                                  Its: Vice President
                                                       -------------------------

                                                  TENANT:

                                                  COLUMBIA PROPANE CORPORATION
                                                  a Delaware corporation

                                                  By:  Mark A. Cleaves
                                                       -------------------------
                                                  Its: Vice President
                                                       -------------------------

                                   EXHIBIT A
                                     SURVEY

                            [Intentionally Omitted]